Exhibit 99.1

La Rosa Holdings Corp Completes Acquisition of Nona Title Agency DBA Red Door Title

La Rosa expands service offerings with title insurance and supports growing demand

Creates opportunities to establish strategic joint ventures in other states where La Rosa currently operates

Celebration, FL – August 27, 2024 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments, today announced that it has acquired a 100% interest in Nona Title Agency LLC, DBA Red Door Title (the “Nona Title Agency”), a full-service escrow settlement and title company headquartered in Orlando, Florida.

Nona Title Agency enables La Rosa to offer title insurance services for home purchases and sales, complementing its existing real estate offerings. This allows the Company to deliver more comprehensive solutions in the residential property market. Additionally, it opens opportunities to establish strategic joint ventures with La Rosa’s real estate offices in other states where La Rosa currently operates.

Joe La Rosa, CEO of La Rosa Holdings Corp., stated, “We are excited to expand our service offerings with the acquisition of Nona Title Agency. We believe that this acquisition not only strengthens our position in the real estate market but also aligns perfectly with our overarching strategy to provide a complete suite of services to our clients. By incorporating title insurance into our offerings, we can now offer a seamless, end-to-end experience for homebuyers and sellers, adding more value for our customers. The addition of title insurance services is a natural extension of our business, allowing us to support our clients through every step of the real estate transaction process. This comprehensive approach not only enhances the convenience and security for our clients but also differentiates us in a competitive market.”

“We believe there is substantial potential for growth and partnership opportunities in the states where we operate. The acquisition of Nona Title Agency allows us to tap into new markets and pursue strategic joint ventures, building on our existing relationships and market presence. This acquisition exemplifies the vertical integration strategy that supports our growth trajectory. We believe it will enable us to enhance market penetration, delivering greater value to agents as well as homebuyers and sellers.”

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is disrupting the real estate industry by offering agents a choice between a revenue share model or an annual fee-based model with 100% agent commissions. Leveraging its proprietary technology platform, La Rosa empowers agents and franchisees to deliver top-tier service to their clients. The Company provides both residential and commercial real estate brokerage services and offers technology-based products and services to its sales agents and franchise agents.

La Rosa’s business model is structured around internal services for agents and external services for the public, including residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. The Company has 23 La Rosa Realty corporate real estate brokerage offices and branches located in Florida, California, Texas, Georgia, and Puerto Rico. The Company also has 14 La Rosa Realty franchised real estate brokerage offices and branches and two affiliated real estate brokerage offices in the United States and Puerto Rico.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other reports and documents that we file from time to time with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com